                                                                      EXHIBIT 99

(SYMBION HEALTHCARE LOGO)



CONTACT:
Kenneth C. Mitchell
Senior Vice President and Chief Financial Officer
615-234-5904


                     SYMBION, INC. ANNOUNCES FOURTH QUARTER
                            AND YEAR-END 2005 RESULTS


HIGHLIGHTS FOR FULL-YEAR 2005:
o Net income increased 40% to $19.1 million;
o Income per diluted share increased 28% to $0.86; and
o Company added ten facilities.


NASHVILLE, TENNESSEE (FEBRUARY 22, 2006) -- Symbion, Inc. (NASDAQ/NM:SMBI), an owner and operator of short stay surgery centers, announced today results for the fourth quarter and year ended December 31, 2005.

For the fourth quarter ended December 31, 2005, revenues increased 22% to $72.5 million compared with $59.6 million for the fourth quarter ended December 31, 2004. Net income for the fourth quarter of 2005 increased 40% to $5.6 million compared with $4.0 million for the fourth quarter of 2004. Earnings per diluted share for the fourth quarter of 2005 increased 32% to $0.25 compared with $0.19 for the fourth quarter of 2004. EBITDA less minority interests increased 38% to $13.8 million for the fourth quarter of 2005 compared with $10.0 million for the fourth quarter of 2004. Same store net patient service revenue for the fourth quarter of 2005 increased 7% compared with the same period in 2004. The results for the fourth quarter ended December 31, 2005, include the impact of a 34.6% income tax provision as compared with a 38.5% income tax provision for the fourth quarter ended December 31, 2004. At December 31, 2005, the Company's outstanding indebtedness was $103.3 million with a ratio of debt to total capitalization of 28%.

The results for the fourth quarter ended December 31, 2005, were negatively impacted by the closure of one facility located in the New Orleans suburb of Metairie, Louisiana, due to Hurricane Katrina in August 2005. The facility located in Metairie reopened late in the fourth quarter of 2005. The Company estimates that it lost approximately $0.7 million in revenue during the fourth quarter of 2005 as a result of the closure of the Metairie facility.



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


SMBI Announces Fourth Quarter and Year-End Results
Page 2
February 22, 2006


For the year ended December 31, 2005, revenues increased 23% to $265.7 million compared with $216.3 million for the same period of 2004. Net income for the year ended December 31, 2005, increased 40% to $19.1 million compared with $13.6 million for the year ended December 31, 2004. Earnings per diluted share for the year ended December 31, 2005, increased 28% to $0.86 compared with $0.67 for the same period in 2004. EBITDA less minority interests increased 29% to $48.6 million for the year ended December 31, 2005, compared with $37.8 million for the same period in 2004. Same store net patient service revenue for the year ended December 31, 2005, increased 6% compared with the same period in 2004. The results for the year ended December 31, 2005, include the impact of a 37.4% income tax provision as compared to a 38.5% income tax provision for the year ended December 31, 2004.

As discussed earlier, the results for the year ended December 31, 2005, include the impact of Hurricane Katrina. In addition to the Metairie facility mentioned above, facilities located in Hammond and Houma, Louisiana, were temporarily closed during the third quarter due to Hurricane Katrina. The facilities located in Hammond and Houma reopened during the third quarter of 2005 and showed improved case volume during the fourth quarter 2005. The Company estimates that it lost approximately $1.7 million in revenue during the year ended December 31, 2005, as a result of the closure of the facilities affected by the hurricane during the third and fourth quarters. The results for the year ended December 31, 2004, include an after-tax charge of $448,000, or $0.02 per diluted share, recorded as a result of the prepayment of subordinated notes in the first quarter of 2004.

Commenting on the fourth quarter results, Richard E. Francis, Jr., chairman and chief executive officer of Symbion, said, "We are very pleased with our results for the fourth quarter in that we exceeded both our own and the investment community's expectations for the quarter. The integration of the five Southern California surgery centers added in the third quarter of 2005 has gone very well and is, in fact, ahead of schedule. While the addition of these facilities contributed favorably to our fourth quarter results, we expect them to have an even greater impact in 2006."

The Company confirmed its guidance for 2006 of revenues in the range of $300 million to $305 million and earnings per diluted share in the range of $0.99 to $1.02. The Company continues to anticipate same store net patient service revenue growth of 5% to 8% over 2005. The Company's guidance does not include the impact from future acquisitions, of which the Company expects to acquire three to four during 2006. In addition, the Company's guidance does not include the Company's implementation on January 1, 2006, of the Statement of Financial Accounting Standards No. 123(R), "Share-Based Payment", which the Company estimates to be $0.09 per diluted share based on the options granted as of December 31, 2005.


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

SMBI Announces Fourth Quarter and Year-End Results
Page 3
February 22, 2006


In closing, Mr. Francis added, "We are pleased with our performance in our second year as a public company. Our operating and development strategies continue to generate outstanding results in terms of revenue growth, margin enhancement, profitability and patient satisfaction. The Company's commitment and focus on the fundamentals of our business model, when coupled with an outstanding balance sheet, position Symbion well for a very successful 2006."

The live broadcast of Symbion's fourth quarter and year-end 2005 conference call will begin at 10:00 a.m. Eastern Time on February 23, 2006. An online replay of the call will be available for 30 days following the conclusion of the live broadcast. A link for these events can be found on the Company's website at www.symbion.com or at www.earnings.com.

Symbion, Inc., headquartered in Nashville, Tennessee, owns and operates a network of surgery centers in 22 states. The Company's surgery centers provide non-emergency surgical procedures across many specialties.

This press release contains forward-looking statements based on management's current expectations and projections about future events and trends that they believe may affect the Company's financial condition, results of operations, business strategy and financial needs. The words "anticipate," "believe," "continue," "estimate," "expect," "intend," "may," "plan," "will" and similar expressions are generally intended to identify forward-looking statements. These statements, including those regarding the Company's growth and continued success, have been included in reliance on the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks, uncertainties and other factors that may cause actual results to differ from the expectations expressed in the statements. Many of these factors are beyond the ability of the Company to control or predict. These factors include, without limitation: (i) the Company's dependence on payments from third-party payors, including government health care programs and managed care organizations; (ii) the Company's ability to acquire and develop additional surgery centers on favorable terms; (iii) numerous business risks in acquiring and developing additional surgery centers, including potential difficulties in operating and integrating such surgery centers; (iv) efforts to regulate the construction, acquisition or expansion of health care facilities; (v) the risk that the Company's revenues and profitability could be adversely affected if it fails to attract and maintain good relationships with the physicians who use its facilities; (vi) the Company's ability to comply with applicable laws and regulations, including health care regulations, corporate governance laws and financial reporting standards; (vii) risks related to the Medicare Prescription Drug, Improvement, and Modernization Act of 2003 and future legislation, which could restrict the Company's ability to operate its facilities licensed as hospitals and could adversely impact its reimbursement revenues; (viii) the risk of changes to physician self-referral laws that may require the Company to restructure some of its relationships, which could result in a significant loss of revenues and divert other resources; (ix) the Company's significant indebtedness; (x) the intense competition for physicians, strategic relationships, acquisitions and managed care contracts, which may result in a decline in the Company's revenues, profitability and market share; (xi) the geographic concentration of the Company's operations, which makes the Company particularly sensitive to regulatory, economic and other conditions in certain states; (xii) the Company's dependence on its senior management; (xiii) the Company's ability to enhance operating efficiencies at its surgery centers; and
(xiv) other risks and uncertainties detailed from time to time in the Company's filings with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking statements contained in this press release, you should not place undue reliance on them. The Company undertakes no obligation to update any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.


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


SMBI Announces Fourth Quarter and Year-End Results
Page 4
February 22, 2006



                                  SYMBION, INC.
            UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                    THREE MONTHS ENDED                 YEAR ENDED
                                                       DECEMBER 31,                   DECEMBER 31,
                                                 -----------------------       -------------------------
                                                   2005           2004            2005           2004
                                                 --------       --------       ---------       ---------
Revenues                                         $ 72,490       $ 59,620       $ 265,744       $ 216,325
Operating expenses:
    Salaries and benefits                          18,132         15,359          67,753          56,395
    Supplies                                       13,408         11,586          48,669          42,756
    Professional and medical fees                   3,564          3,338          13,880          11,493
    Rent and lease expense                          4,817          3,808          17,212          13,667
    Other operating expenses                        4,958          4,150          19,096          17,454
                                                 --------       --------       ---------       ---------
         Cost of revenues                          44,879         38,241         166,610         141,765
    General and administrative expense              5,616          4,776          21,993          18,449
    Depreciation and amortization                   3,658          2,623          13,277          10,927
    Provision for doubtful accounts                 1,055          1,465           4,215           3,989
    Income on equity investments                     (431)          (411)         (1,273)         (1,272)
    Impairment and loss on disposal
      of long-lived assets                             21            255           1,541             271
    Gain on sale of long-lived assets                  --            (93)         (1,785)           (250)
                                                 --------       --------       ---------       ---------
         Total operating expenses                  54,798         46,856         204,578         173,879
                                                 --------       --------       ---------       ---------
Operating income                                   17,692         12,764          61,166          42,446
    Minority interests in income
      of consolidated subsidiaries                 (7,586)        (5,345)        (25,871)        (15,549)
    Interest expense, net                          (1,529)          (871)         (4,851)         (4,862)
                                                 --------       --------       ---------       ---------
Income before income taxes                          8,577          6,548          30,444          22,035
Provision for income taxes                          2,970          2,522          11,389           8,483
                                                 --------       --------       ---------       ---------
Net income                                       $  5,607       $  4,026       $  19,055       $  13,552
                                                 ========       ========       =========       =========

Net income per share:
      Basic                                      $   0.26       $   0.19       $    0.90       $    0.69
                                                 ========       ========       =========       =========
      Diluted                                    $   0.25       $   0.19       $    0.86       $    0.67
                                                 ========       ========       =========       =========

Weighted average number of common shares
  outstanding and common equivalent shares:
      Basic                                        21,427         21,010          21,285          19,737
      Diluted                                      22,180         21,552          22,029          20,347



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
SMBI Announces Fourth Quarter and Year-End Results
Page 5
February 22, 2006


                                  SYMBION, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                                                  DEC. 31,      DEC. 31,
                                                                    2005          2004
                                                                  --------      --------
                                                                (Unaudited)    (Audited)
                                     ASSETS

Current assets:
   Cash and cash equivalents                                      $ 28,434      $ 23,276
   Accounts receivable, less allowance for doubtful accounts        32,487        28,893
   Inventories                                                       7,572         6,068
   Prepaid expenses and other current assets                         8,002         7,246
                                                                  --------      --------
      Total current assets                                          76,495        65,483
Property and equipment, net of accumulated depreciation             73,410        67,793
Goodwill                                                           268,312       215,533
Other intangible assets, net                                           650           950
Investments in and advances to affiliates                           13,770        12,927
Other assets                                                         3,741         3,075
                                                                  --------      --------

Total assets                                                      $436,378      $365,761
                                                                  ========      ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable                                               $  6,727      $  5,237
   Accrued payroll and benefits                                      8,680         7,985
   Other accrued expenses                                           10,957         9,186
   Current maturities of long-term debt                              1,347         1,620
                                                                  --------      --------
      Total current liabilities                                     27,711        24,028
Long-term debt, less current maturities                            101,969        69,747
Other liabilities                                                   17,845        10,350
Minority interests                                                  28,795        23,638
Total stockholders' equity                                         260,058       237,998
                                                                  --------      --------

Total liabilities and stockholders' equity                        $436,378      $365,761
                                                                  ========      ========



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
SMBI Announces Fourth Quarter and Year-End Results
Page 6
February 22, 2006


                                  SYMBION, INC.
                           SUPPLEMENTAL OPERATING DATA
           (DOLLARS IN THOUSANDS, EXCEPT PER CASE AND PER SHARE DATA)

                                                           THREE MONTHS ENDED                 YEAR ENDED
                                                               DECEMBER 31,                   DECEMBER 31,
                                                         ------------------------       --------------------------
                                                           2005           2004            2005             2004
                                                         --------        --------       ---------        ---------
SAME STORE STATISTICS (1):
Cases                                                      50,602          49,794         196,239          189,467
Cases percentage growth                                       1.6%            N/A             3.6%             N/A
Net patient service revenue per case                     $  1,195        $  1,137       $   1,148        $   1,120
Net patient service revenue
    per case percentage growth                                5.1%            N/A             2.5%             N/A
Number of same store surgery centers                           39             N/A              35              N/A

CONSOLIDATED STATISTICS:
Cases                                                      53,895          47,233         209,429          176,483
Cases percentage growth                                      14.1%            N/A            18.7%             N/A
Net patient service revenue per case                     $  1,285        $  1,198       $   1,209        $   1,148
Net patient service revenue
    per case percentage growth                                7.3%            N/A             5.3%             N/A
Number of surgery centers operated
    as of end of period (2)                                    59              54              59               54
Number of states in which the Company
    operates surgery centers                                   22              21              22               21

REVENUES:
Net patient service revenues                             $ 69,251        $ 56,583       $ 253,180        $ 202,678
Physician service revenues                                  1,090           1,020           4,325            4,040
Other service revenues                                      2,149           2,017           8,239            9,607
                                                         --------        --------       ---------        ---------
Total revenues                                           $ 72,490        $ 59,620       $ 265,744        $ 216,325
                                                         ========        ========       =========        =========

CASH FLOW INFORMATION:
Net cash provided by operating activities                $ 14,793        $  9,454       $  41,903        $  28,087
Net cash used in investing activities                      (7,053)        (47,542)        (68,840)        (104,852)
Net cash provided by (used in) financing activities        (6,109)         43,533          32,095           82,383

OTHER INFORMATION:
EBITDA less minority interests (3)                       $ 13,764        $ 10,042       $  48,572        $  37,824

---------

(1) For purposes of this release, the Company defines same store facilities as those centers that the Company owned an interest in and managed throughout both of the respective periods shown. Same store facilities include centers that the Company does not consolidate for financial reporting purposes.

(2) The data for 2005 and 2004 includes nine surgery centers that the Company managed but in which it did not have an ownership interest.

SMBI Announces Fourth Quarter and Year-End Results
Page 7
February 22, 2006


                                  SYMBION, INC.
                     SUPPLEMENTAL OPERATING DATA (CONTINUED)

(3) When the term "EBITDA" is used, it refers to operating income plus depreciation and amortization. "EBITDA less minority interests" represents the Company's portion of EBITDA, after subtracting the interests of third parties that own interests in surgery centers that the Company consolidates for financial reporting purposes. The Company's operating strategy involves sharing ownership of its surgery centers with physicians, physician groups and hospitals, and these third parties own an interest in all but one of the Company's centers. The Company believes that it is preferable to present EBITDA less minority interests because it excludes the portion of EBITDA attributable to these third-party interests and clarifies for investors the Company's portion of EBITDA generated by its surgery centers and other operations.

     The Company uses EBITDA and EBITDA less minority interests as measures of liquidity. The Company has included them because it believes that they provide investors with additional information about the Company's ability to incur and service debt and make capital expenditures. The Company also uses EBITDA, with some variation in the calculation, to determine compliance with some of the covenants under the Company's senior credit facility, as well as to determine the interest rate and commitment fee payable under the senior credit facility. EBITDA and EBITDA less minority interests are not measurements of financial performance or liquidity under generally accepted accounting principles. They should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating, investing or financing activities, or any other measure calculated in accordance with generally accepted accounting principles. The items excluded from EBITDA and EBITDA less minority interests are significant components in understanding and evaluating financial performance and liquidity. The Company's calculation of EBITDA and EBITDA less minority interests may not be comparable to similarly titled measures reported by other companies.

     The following table reconciles EBITDA and EBITDA less minority interests to net cash provided by operating activities:

                                                              THREE MONTHS ENDED                 YEAR ENDED
     (in thousands)                                              DECEMBER 31,                   DECEMBER 31,
                                                            -----------------------       -----------------------
                                                              2005           2004           2005           2004
                                                            --------       --------       --------       --------
     EBITDA                                                 $ 21,350       $ 15,387       $ 74,443       $ 53,373
      Minority interests in income
         of consolidated subsidiaries                         (7,586)        (5,345)       (25,871)       (15,549)
                                                            --------       --------       --------       --------
     EBITDA less minority interests                           13,764         10,042         48,572         37,824
      Depreciation and amortization                           (3,658)        (2,623)       (13,277)       (10,927)
      Interest expense, net                                   (1,529)          (871)        (4,851)        (4,862)
      Income taxes                                            (2,970)        (2,522)       (11,389)        (8,483)
                                                            --------       --------       --------       --------
      Net income                                               5,607          4,026         19,055         13,552
      Depreciation and amortization                            3,658          2,623         13,277         10,927
      Impairment and loss on disposal
         of long-lived assets                                     21            255          1,541            271
      Gain on sale of long-lived assets                           --            (93)        (1,785)          (250)
      Minority interests in income
         of consolidated subsidiaries                          7,586          5,345         25,871         15,549
      Income taxes                                             2,970          2,522         11,389          8,483
      Distributions to minority partners                      (7,580)        (4,438)       (23,225)       (14,420)
      Income on equity investments                              (431)          (411)        (1,273)        (1,272)
      Provision for doubtful accounts                          1,055          1,465          4,215          3,989
      Changes in operating assets and liabilities, net
         of effects of acquisitions and dispositions:
           Accounts receivable                                (3,823)        (3,750)        (4,929)        (5,274)
           Other assets and liabilities                        5,730          1,910         (2,233)        (3,468)
                                                            --------       --------       --------       --------
     Net cash provided by operating activities              $ 14,793       $  9,454       $ 41,903       $ 28,087
                                                            ========       ========       ========       ========



                                     -END-